EXHIBIT 99.1

Measurement Specialties Announces Fiscal 2009 First Quarter Results

Income From Continuing Operations Increases 3.8% To $0.27 Per Diluted Share On 11% Growth In Sales

HAMPTON, Va., Aug. 6, 2008 (PRIME NEWSWIRE) -- Measurement Specialties, Inc. (Nasdaq:MEAS), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three months ended June 30, 2008. Unless otherwise stated, results reflect continuing operations only.

The Company reported an increase in consolidated net sales of $5.8 million or 11% to $59.0 million for the three months ended June 30, 2008, as compared to the corresponding period last year. Excluding sales from acquisitions completed in fiscal 2008 of $4.1 million, net sales increased $1.7 million or 3%. For the three months ended June 30, 2008, the Company reported an increase of $0.14 million in income from continuing operations to $3.9 million, or $0.27 per diluted share, as compared to $3.7 million or $0.26 per diluted share for the same period last year.

Please refer to the notes and reconciliation regarding Non-GAAP financial measures contained in this release.

Frank Guidone, Company CEO commented, "First quarter sales were generally soft, in part due to the strong fiscal fourth quarter sales and in part due to the overall weak U.S. economy. However, based on seasonality, as well as growth in new programs, we are expecting a sharp increase in sales for the second quarter. Gross margin improved over our fourth quarter nearly 200 bps as a result of more favorable mix and improvements at Intersema. While we gave up a point with respect to SG&A as a percent of sales, we expect higher second quarter sales to move that ratio back down. Adjusted EBITDA margin was consistent with last quarter, which is actually quite positive given the lower sales for the quarter. Free cash flow of $6 million (cash from operations less capital expenditures) was strong and in line with our plan to exceed $20 million for the year."

Guidone continued, "While the overall environment remains unpredictable, we are expecting continued improvement in sales and operating statistics throughout the year and accordingly, reiterate our 2009 guidance of $255 million in sales and $1.30 EPS."

On August 6, 2008, the Company filed its Form 10-Q for the fiscal quarter ended June 30, 2008. Please refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Form 10-Q filed for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, August 7, 2008 at 10:00 AM EDT to answer questions regarding the first quarter results reported in our Form 10-Q for quarter ended June 30, 2008. US dialers: (877) 407-8031; International dialers (201) 689-8031. Interested parties may also listen via the Internet at: www.investorcalendar.com. The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and entering the replay pass code 286 and conference ID no. 292594, and on Investorcalendar.com.

About Measurement Specialties. Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies -- piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems ("MEMS"), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient ("NTC") ceramic sensors and mechanical resonators -- to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward looking statements may be identified by such words or phrases "should", "intends", " is subject to", "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; ability to raise additional funds; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in integrating prior acquisitions; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.

            MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

           (Amounts in thousands, except per share amounts)

                                              Quarter ended June 30,
                                              ----------------------
                                                 2008        2007
                                               --------------------
 Net sales                                     $ 58,998    $ 53,151
 Cost of goods sold                              33,757      30,267
                                               --------------------
    Gross profit                                 25,241      22,884
 Total operating expenses                        19,587      16,590
                                               --------------------
    Operating income                              5,654       6,294
 Interest expense, net                              706       1,186
 Foreign currency exchange loss (gain)              (63)         36
 Other income                                      (421)        102
                                               --------------------
 Income from continuing operations
  before minority interest and
  income taxes                                    5,432       4,970
   Minority interest, net of income taxes            77          82
   Income tax expense from continuing
    operations                                    1,500       1,173
                                               --------------------
 Income from continuing operations                3,855       3,715
                                               --------------------
 Discontinued operations:
  Income from discontinued operations
   before income taxes                               --          36
  Income tax expense from discontinued
   operations                                        --           6
                                               --------------------
 Income from discontinued operations                 --          30
                                               --------------------
 Net income                                    $  3,855    $  3,745
                                               ====================
 Net income per common share - Basic:
  Income from continuing operations            $   0.27    $   0.26
  Income from discontinued operations                --          --
                                               --------------------
 Net income per common share - Basic           $   0.27    $   0.26
                                               ====================
 Net income per common share - Diluted:
  Income from continuing operations            $   0.27    $   0.26
  Income (loss) from discontinued operations         --          --
                                               --------------------
 Net income per common share - Diluted         $   0.27    $   0.26
                                               ====================

 Weighted average shares outstanding
  - Basic                                        14,448      14,287
 Weighted average shares outstanding
  - Diluted                                      14,529      14,461

            MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS

                    (Dollar amounts in thousands)

                                                   June 30,   March 31,
                                                     2008       2008
                                                   -------------------
 ASSETS

 Current assets:
  Cash and cash equivalents                        $ 26,782   $ 21,565
  Accounts receivable, trade, net of
   allowance for doubtful accounts of
   $696 and $516, respectively                       35,900     39,919
  Inventories, net                                   43,048     40,286
  Deferred income taxes, net                          4,447      4,299
  Prepaid expenses and other current assets           4,250      3,760
  Other receivables                                     925      1,270
  Due from joint venture partner                      1,979      2,155
  Current portion of promissory note receivable         540        809
                                                   -------------------
   Total current assets                             117,871    114,063

  Property, plant and equipment, net                 42,152     40,715
  Goodwill                                           94,518     95,710
  Acquired intangible assets, net                    30,040     31,766
  Deferred income taxes, net                          1,795      1,769
  Other assets                                        1,556      1,592
                                                   -------------------
   Total Assets                                    $287,932   $285,615
                                                   ===================
 LIABILITIES, MINORITY INTEREST AND
  SHAREHOLDERS'  EQUITY

 Current liabilities:
  Current portion of promissory notes payable      $  2,453   $  2,511
  Current portion of long-term debt                   2,867      3,157
  Current portion of capital lease obligation           797        822
  Accounts payable                                   22,423     23,523
  Accrued expenses                                    3,837      3,634
  Accrued compensation                                6,704      7,067
  Income taxes payable                                1,595        751
  Other current liabilities                           3,319      3,510
                                                   -------------------
    Total current liabilities                        43,995     44,975

  Revolver                                           58,206     58,206
  Long-term debt, net of current portion             14,718     15,309
  Capital lease obligation, net of current portion      581        781
  Promissory notes payable, net of current portion    7,360      7,535
  Other liabilities                                   1,055      1,067
                                                   -------------------
     Total liabilities                              125,915    127,873
                                                   -------------------
  Minority Interest                                   1,849      1,953
                                                   -------------------
 Shareholders' equity:
  Serial preferred stock; 221,756 shares
   authorized; none outstanding                          --         --
  Common stock, no par; 25,000,000 shares
   authorized; 14,440,848 and 14,280,364 shares
   issued and outstanding, respectively                  --         --
  Additional paid-in capital                         79,677     78,720
  Retained earnings                                  65,794     61,939
  Accumulated other comprehensive income             14,697     15,130
                                                   -------------------
    Total shareholders' equity                      160,168    155,789
                                                   -------------------
 Total liabilities, minority interest
  and shareholders' equity                         $287,932   $285,615
                                                   ===================

            MEASUREMENT SPECIALTIES, INC AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   Three months ended
                                                        June 30,
                                                  --------------------
 (Amounts in thousands)                             2008        2007
 ---------------------------------------------------------------------
 Cash flows from operating activities:
  Net income                                      $  3,855    $  3,745
  Less:  Income (loss) from discontinued
   operations - Consumer                                --    $     30
                                                  --------    --------
 Income from continuing operations                   3,855       3,715

 Adjustments to reconcile net income to
  net cash provided by operating activities
  from continuing operations:
   Depreciation and amortization                     3,337       2,280
   Loss on sale of assets                               19           8
   Provision for doubtful accounts                      23          17
   Provision for inventory reserve                      56         439
   Provision for warranty                               65          30
   Minority interest                                    77          82
   Non-cash equity based compensation (SFAS 123R)      798         813
   Deferred income taxes                               (67)       (158)

 Net change in operating assets and liabilities:
  Accounts receivable, trade                         4,066       2,206
  Inventories                                       (2,645)     (1,328)
  Prepaid expenses, other current assets and
   other receivables                                  (104)        421
  Other assets                                         220         398
  Accounts payable                                    (901)      2,201
  Accrued expenses, accrued compensation, other
   current and other liabilities                      (304)       (929)
  Accrued litigation settlement expenses                --      (1,275)
  Income taxes payable                                 827         468
                                                  --------    --------
  Net cash provided by operating activities
   from continuing operations                        9,322       9,388
                                                  --------    --------
 Cash flows used in investing activities
  from continuing operations:
   Purchases of property and equipment              (3,318)     (2,341)
   Proceeds from sale of assets                          4          34
                                                  --------    --------
 Net cash used in investing activities
  from continuing operations                        (3,314)     (2,307)
                                                  --------    --------
 Cash flows from financing activities
  from continuing operations:
 Repayments of long-term debt                           --        (606)
 Borrowings of short-term debt, revolver
  and notes payable                                   (876)      1,135
 Payments of short-term debt, revolver,
  leases and notes payable                              --      (3,050)
 Payment of Capital Leases                              --        (215)
 Sale lease-back financing transaction                (223)         --
 Minority interest payments                             --        (243)
 Proceeds from exercise of options                     159          17
                                                  --------    --------
 Net cash provided by financing activities
  from continuing operations                          (940)     (2,962)
                                                  --------    --------
 Net cash provided by operating activities
  of  discontinued operations                           --          36
 Net cash provided by investing activities
  of discontinued operations                           271         802
                                                  --------    --------
 Net cash provided by discontinued operations          271         838
                                                  --------    --------
 Net change in cash and cash equivalents             5,339       4,957
 Effect of exchange rate changes on cash              (122)         88
 Cash, beginning of year                            21,565       7,709
                                                  --------    --------
 Cash, end of year                                $ 26,782    $ 12,754
                                                  ========    ========
 Supplemental Cash Flow Information:
 Cash paid during the period for:
   Interest                                       $    904    $  1,196
   Income taxes                                        656         682

 Reconciliation of Non-GAAP Financial Measures (Unaudited):

 (In Thousands Except for Percentages and Per Share Amounts)

                                               Fiscal quarter ended
                                                      June 30,
                                               ---------------------
                                                 2008         2007
                                               ---------------------
 Income from Continuing Operations             $  3,855     $  3,715
 Add Back:
   Interest                                         706        1,186
   Income Taxes                                   1,500        1,173
   Depreciation and Amortization                  3,337        2,280
   Foreign Currency Exchange Loss (Gain)            (63)          36
   Option Expense under SFAS 123R                   798          813
                                               ---------------------
 Adjusted EBITDA                               $ 10,133     $  9,203
   As % of Net Sales                               17.2%        17.3%

 Selling, General and Administrative
  (SG&A) Reconciliation

 Reported Operating Expense                    $ 19,587     $ 16,590
   Amortization of Acquired Intangibles           1,364          807
   Option Expense under SFAS 123R                   798          813
                                               ---------------------
   Adjusted SG&A                               $ 17,425     $ 14,970
   As % of Net Sales                               29.5%        28.2%

 Free Cash Flow
 Net cash provided by operating
  activities from continuing operations        $  9,322     $  9,388
 Purchases of property and equipment             (3,318)      (2,341)
                                               ---------------------
                                               $  6,004     $  7,047

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures are important supplemental information to investors.

The financial information accompanying this press release includes the Company's earnings before interest, income taxes, depreciation, amortization and stock option expense, or "Adjusted EBITDA" and "Free Cash Flow." Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, litigation settlement expense, and stock option expense to the Company's net income from continuing operations. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the Company's cash flow (prior to taking into account the effects of changes in working capital and purchases of property and equipment), excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes and interest, which vary greatly period to period. The Company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses given our rapid growth in sales. The Company believes Free Cash Flow is also important to investors as it is a significant measure used in determined the enterprise value of the Company.

These non-GAAP financial measures are used in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliation's to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

CONTACT: Measurement Specialties, Inc.
         Mark Thomson, CFO
         (757) 766-4224